UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

EMBARK TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

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On June 6, 2023, Embark Technology, Inc, (“Embark”) sent the following e-mail communication to its early investors:

To our Early Investors,

In March I shared the hard news that Embark was undertaking a major layoff and evaluating strategic alternatives with our Board of Directors. We have now announced that Embark has signed a definitive agreement to be acquired by Applied Intuition in an all-cash deal for $2.88 per share (see the press release).

Now that the deal is public, I wanted to take a moment to provide some information about the deal and explain what you can expect next:

Who is Applied Intuition?

●	Applied was founded by Qasar Younis and Peter Ludwig in 2017 and develops software solutions that make it faster, safer, and easier to bring autonomous systems to market.
●	Embark has used Applied Intuition’s simulation product to develop Embark Driver since 2019.
●	17 of the top 20 global automotive OEMs rely on Applied’s solutions to develop, test, and deploy autonomous systems at scale.
●	I believe that by selling commercial software products to a diversified customer base, Applied has built one of the best-positioned businesses to succeed and thrive despite the current challenging market in AVs.

What does this mean for shareholders?

●	The deal is all cash and Embark shareholders will receive $2.88 per share (an equity value of approximately $71 million).
●	The deal is subject to approval by Embark shareholders and other customary closing conditions.
●	Embark will issue a proxy statement giving additional disclosure on the terms and background of the deal.
●	The transaction is expected to close in Q3 2023.
●	Until the closing, Embark expects to continue making filings and trading on NASDAQ as normal. Upon completion of the transaction, outstanding Embark shareholders will exchange their shares for cash and EMBK will cease trading on NASDAQ.
●	Logistical details will be shared with all shareholders as part of the closing process.

What does this mean for Embark’s team and technology?

●	The self-driving expertise and IP assets that Embark has developed over the last 7 years - including internal tools, data, and software - are planned to be integrated in Applied’s product offerings for customers in the trucking and automotive industries.
●	We anticipate retiring Embark’s fleet of test vehicles as part of the transaction.
●	Key Embark employees are expected to join Applied to support and expand the company’s suite of product offerings.

What about Brandon and me?

●	The deal does not require Brandon and me to work at Applied Intuition post-closing.
●	For now, we are focused on coordinating the closing process to ensure the best outcome for Embark’s shareholders and employees. We are also working with Applied to plan out what is needed to facilitate a smooth transition.
●	After that, I don’t know. We will take some time off to rest and recharge and then see what the future holds. We haven’t had a break since we dropped out of college as 20 year-olds so we’re not going to rush back into it - that said we really love building startups, we’ve gotten to know amazing teammates and investors through Embark, and you haven’t heard the last from us.

Thank you for your patience while we worked with the board to thoroughly evaluate all the available options for our shareholders. Thank you to everyone who helped over the last few months with advice, introductions and roles for laid-off Embarkers.

And thank you to each of you for supporting Embark over the years, it means so much to us,

Alex & Brandon

Additional Information and Where to Find It

Embark Technology, Inc. (“Embark”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Embark by Applied Intuition, Inc. (the “Transaction”). Embark plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Embark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which was filed with the SEC on March 28, 2023. To the extent that holdings of Embark’s securities have changed since the amounts set forth in the 2022 Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Embark will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EMBARK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Embark with the SEC in connection with the Transaction at the SEC’s website (https://www.sec.gov). Copies of Embark’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Embark with the SEC in connection with the Transaction will also be available, free of charge, at Embark’s investor relations website (https://investors.embarktrucks.com).

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Embark’s Board of Directors in approving the Transaction; expectations for Embark following the closing of the Transaction; and expectations for Embark if the Transaction does not close. Such forward-looking statements are subject to inherent risks and uncertainties, including those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Embark’s stockholders for the Transaction are not obtained on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Embark to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against the parties and others relating to the Transaction; (v) the effect of the announcement or pendency of the Transaction on Embark’s assets, liabilities or financial condition; (vi) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (vii) the risk that Embark’s stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; and (viii) other risks and uncertainties detailed in the periodic reports that Embark files with the SEC, including the 2022 Annual Report and the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2022, each of which may be obtained on the investor relations section of Embark’s website (https://investors.embarktrucks.com). If any of these risks or uncertainties materialize, or if any of Embark’s assumptions prove incorrect, Embark’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to Embark as of the date of this communication, and Embark does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.